UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 7, 2016, iHeartCommunications, Inc., a wholly-owned subsidiary of iHeartMedia Capital I, LLC (the “Company” or “we”) received Notices of Default (the “Notices”) from the holders of at least 25% of the outstanding principal amount of four of the Company’s outstanding series of Priority Guarantee Notes (the “Holders”). The Notices allege that we violated certain covenants under the indentures governing the Priority Guarantee Notes (the “Indentures”) when, as previously disclosed, on December 3, 2015, we contributed 100,000,000 shares of Class B common stock of Clear Channel Outdoor Holdings, Inc. from Clear Channel Holdings Inc., one of our wholly-owned subsidiaries, to Broader Media, LLC, one of our wholly-owned subsidiaries that is an “unrestricted subsidiary” under the Indentures (the “Contribution”). As we have communicated to the Holders on multiple occasions, we believe the Contribution was made in full compliance with all of the provisions of the Indentures and the Holders have no basis to issue the Notices.

The Notices assert that the alleged defaults will become an “Event of Default” under the Indentures following the expiration of 60 days. An Event of Default, if it were to occur, would entitle the Holders to accelerate the underlying indebtedness and would trigger events of default under our other material indebtedness.

We strongly object to the allegations contained in the Notices, and intend to vigorously contest the issuance and the validity of the Notices.

In anticipation of the possibility of the issuance of the Notices, on March 7, 2016, we filed a lawsuit in the State District Court in Bexar County, Texas (the “Court”) against the Holders and the indenture trustees under the Indentures (collectively, the “Defendants”) seeking, among other things, a ruling by the Court through declaratory judgment that we are not in default or in violation of any covenant or provision of the Indentures. We are also seeking a temporary restraining order from the Court preventing, among other things, the Defendants from taking any actions in reliance of the Notices and preventing them from declaring any of our indebtedness immediately due and payable. Finally, we are also seeking preliminary and permanent injunctions from the Court to fully protect our rights.

We strongly believe that the Contribution did not cause a default under any of the Indentures or under the terms of any of our other indebtedness. If, however, we are unable to obtain the requested relief from the Court or are otherwise unable to successfully contest the validity of the Notices and any subsequent acceleration of a material portion of our indebtedness, then we would need to pursue other available alternatives to address the claimed defaults.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: March 8, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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